USActive 59591805.6 CODE OF BUSINESS CONDUCT AND ETHICS 1. Introduction Wheeler Real Estate Investment Trust, Inc. and its subsidiaries (together, the “Company”) has adopted this Code of Business Conduct and Ethics (the “Code of Conduct”) to set out standards of conduct to guide all officers, directors and employees of the Company (collectively, the “Company Personnel”). While this Code of Conduct is intended to meet the standards for a code of business conduct and ethics under the Sarbanes-Oxley Act of 2002, as amended, and the listing standards of the NASDAQ Stock Market (“NASDAQ”), it should not be viewed as a substitute for each person’s thoughtful consideration as to whether any proposed individual course of conduct conforms to the highest ethical standards that the Company expects of Company Personnel. 2. The Code A. Obeying the Law Obeying the law, both in letter and in spirit, is the foundation. All Company Personnel must respect and obey the laws of all jurisdictions in which the Company operates. B. Fair Dealing and Competition It is the Company’s policy to deal fairly with its tenants, customers, lenders, suppliers and competitors. In the course of business dealings on behalf of the Company, no Company Personnel should take advantage of another person or party through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair business practice. C. Confidentiality All Company Personnel must maintain the confidentiality of non-public information entrusted to them by the Company, its tenants and customers, or other third parties, except when disclosure is otherwise authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its tenants and customers, if disclosed. In particular, it includes non-public information that tenants and customers have entrusted to the Company. Exhibit 14.1

USActive 59591805.6 -2- D. Accounting Matters All Company Personnel participate, in some measure, in the gathering of information made available to the Company’s accounting department for use in the preparation of the Company’s financial reports and other information required to be publicly disclosed by the Securities and Exchange Commission (the “SEC”) and NASDAQ. Company Personnel involved in the gathering of such information should endeavor to ensure that such information is accurate and complete in all material respects through full compliance with the Company’s accounting requirements, internal disclosure, and accounting controls and audits. E. Records Retention All Company Personnel should retain documents and other records for such period of time as they and their colleagues will reasonably need such records in connection with the Company’s usual business activities. All documents not required to be retained for business or legal reasons, including draft work product, should not be retained and should be destroyed in order to reduce the high cost of storing and handling the vast amounts of material that would otherwise accumulate. However, under unusual circumstances, such as litigation, governmental investigation or if required by applicable state and federal law and regulations, your supervisor, manager, the human resources department or the Compliance Officer for this Code of Conduct (the “Code of Conduct Compliance Officer”) may notify you if retention of documents or other records is necessary. The Code of Conduct Compliance Officer is the Chief Financial Officer of the Company. In his or her absence, you may contact the General Counsel of the Company. F. Use and Protection of Company Assets Proper use and protection of the Company’s assets is the responsibility of all Company Personnel. Company facilities, materials, equipment, information and other assets should be used only for conducting the Company’s business and are not to be used for any unauthorized purpose. Company Personnel should guard against waste and abuse of Company assets. G. Conflicts of Interest Company Personnel are expected to avoid any situation in which their personal interests conflict, or have the appearance of conflicting, with those of the Company. For example: (i) Loans to, or guarantees of obligations of, Company Personnel and their family members by the Company may create conflicts of interest and are, accordingly, prohibited by the Sarbanes-Oxley Act of 2002. Accordingly, loans to Company Personnel or their family

USActive 59591805.6 -3- members by the Company, or guarantees of obligations of Company Personnel or family members from the Company are prohibited. (ii) A conflict of interest almost always exists when Company Personnel work concurrently for a competitor, customer or supplier. Company Personnel may not work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with the Company’s competitors, tenants, customers or suppliers, except on the Company’s behalf. (iii) A conflict of interest may also occur when Company Personnel have an ownership or financial interest in another business organization that is doing business with the Company or when Company Personnel have a direct or indirect interest in a transaction in which the Company is a participant. These transactions between the Company and the other organization are characterized as ‘Related Person Transactions’. While not all Related Person Transactions are improper, the Code of Conduct Compliance Officer must be made aware by Company Personnel involved of the details of each such transaction so that she can make a judgment as to the appropriateness of the transaction. The Related Person Transactions Committee has the authority to determine if a Related Person Transaction constitutes an impermissible conflict of interest. Please refer to the Charter of the Related Person Transactions Committee for further information. Conflicts of interest may not always be clear and are not always impermissible, so if you have a question, you should consult with your supervisor, manager, the human resources department or the Code of Conduct Compliance Officer. Also, if you become aware of a conflict or potential conflict, please bring it promptly to the attention of your supervisor, manager, the human resources department or the Code of Conduct Compliance Officer. H. Discrimination and Harassment The Company is firmly committed to providing equal opportunity in all aspects of employment and shall not tolerate illegal discrimination or harassment of any kind. I. Health and Safety All Company Personnel are required to follow health and safety rules, including by reporting accidents, injuries and unsafe equipment, practices or conditions. All Company Personnel must work free from the influence of alcohol or illegal drugs. J. Insider Trading All non-public information about the Company shall be considered confidential information. Company Personnel who have access to confidential information are

USActive 59591805.6 -4- not permitted to use or share that information for stock trading purposes. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. Please refer to the Company’s Insider Trading Policy for further information. 3. Questions about the Code of Conduct Any questions about how to interpret this Code of Conduct should be raised with your supervisor, manager, the human resources department or the Code of Conduct Compliance Officer. 4. Reporting Suspected Violations If any Company Personnel knows of or suspects any illegal or unethical conduct, or any other violation of this Code of Conduct, they should promptly report this to the Code of Conduct Compliance Officer. In dealing with any issues arising under, or relating to, this Code of Conduct, the Code of Conduct Compliance Officer shall, to the extent necessary or appropriate, confer with the CEO or the Board of Directors and/or any of its committees. No Company Personnel shall be required to identify themselves when reporting a violation. To the extent possible, the Company will use its best efforts to keep confidential the identity of anyone reporting a violation of this Code of Conduct. The Company will also use its best efforts to keep confidential the identities of Company Personnel about whom allegations of violations are brought, unless or until it is established that a violation has occurred. It is the Company’s policy that retaliation against any Company Personnel who report actual or suspected violations of this Code of Conduct is prohibited; anyone who attempts to retaliate will be subject to disciplinary action, up to and including dismissal. 5. Enforcement Upholding this Code of Conduct is the responsibility of every officer, director and employee of the Company. The conduct of Company Personnel matters. Accordingly, violations of this Code of Conduct may lead to significant penalties, including dismissal. 6. Amendments and Waivers This Code of Conduct is maintained by the Board of Directors. In accordance with SEC rules, any amendment made (other than technical, administrative, or other non-substantive amendments), or waiver granted, to the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions shall be disclosed in a Form 8-K filing. DATE: August 31, 2023